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Exhibit 99.5

LETTER OF ELECTION AND TRANSMITTAL
To Accompany Certificates for Shares of Common Stock
of
INDEPENDENCE BANK

        Independence Bank ("Independence") entered into an Agreement and Plan of Reorganization, dated as of October 21, 2014 (the "Merger Agreement"), with Pacific Premier Bancorp, Inc. ("Pacific Premier") and Pacific Premier Bank ("Pacific Premier Bank"), which provides for the merger of Independence with and into Pacific Premier Bank, with Pacific Premier Bank as the surviving institution (the "Merger"). This Letter of Election and Transmittal is being sent to Independence shareholders in accordance with the Merger Agreement for the purpose of providing Independence shareholders with the opportunity to elect the form of, and to receive, their aggregate Merger Consideration (as hereinafter defined). Pursuant to the Merger Agreement, shareholders of Independence may elect to receive cash, shares of Pacific Premier common stock, or a combination of both in exchange for their shares of Independence common stock upon consummation of the Merger. The election is subject to allocation procedures intended to ensure that 90% of the aggregate value of the Merger Consideration is paid in the form of shares of Pacific Premier common stock, with the remaining 10% of the aggregate Merger Consideration to be paid in cash, as set forth in the Merger Agreement.

        Pursuant to the Merger Agreement, the undersigned encloses herewith and surrenders the following Certificate(s):

Name(s) and Address of Registered Holder(s) If there is any error in the name or address shown below, please make the necessary corrections.	DESCRIPTION OF SHARES SURRENDERED (Please fill in. Attach separate schedule if needed.)

	Certificate No(s).	No. of Shares

TOTAL SHARES

        Pursuant to the Merger Agreement, the undersigned hereby surrenders to American Stock Transfer & Trust Company, LLC, as the exchange agent (the "Exchange Agent"), the undersigned's stock certificate(s) (the "Certificate(s)") representing shares of Independence common stock (the "Shares") in exchange for the "Merger Consideration," which, for each Share surrendered, consists of:

  •
  Cash consideration: $13.75 in cash, without interest; or

  •
  Stock consideration: 0.9259 of a share of Pacific Premier common stock, subject to possible downward or upward adjustment based on the average closing stock price of Pacific Premier common stock for the 10 trading day period ending on the fifth business day prior to the effective time of the Merger, as set forth in the Merger Agreement; or

  •
  A combination of cash consideration and stock consideration.

        No fractional shares of Pacific Premier common stock will be issued, and in lieu thereof, each holder of Independence common stock who would otherwise be entitled to a fractional share interest will receive an amount in cash, without interest, determined by multiplying such fractional interest by $13.75.

        Because the stock portion of the Merger Consideration is subject to adjustment, the aggregate amount of the Merger Consideration will not be known until the closing date of the Merger. For additional information about the Merger and the Merger Consideration, you should carefully read the proxy statement/prospectus mailed to you on or about [                  ], 2015, which is part of Pacific Premier's registration statement on Form S-4 filed with the Securities and Exchange Commission.

        This Letter of Election and Transmittal must accompany the Certificate(s) representing your Shares in order to exchange those Shares for the Merger Consideration. See Instructions on the reverse side.

        The undersigned hereby represents and warrants that the undersigned has full power and authority to surrender the Certificate(s) surrendered hereby and that the Shares represented by such Certificate(s) are free and clear of all liens, restrictions, charges and encumbrances and that, upon payment therefor in accordance with this Letter of Election and Transmittal, Pacific Premier will not be subject to any adverse claim in respect of such surrendered Certificate(s). The undersigned, upon request, will execute and deliver any additional documents deemed by the Exchange Agent or Pacific Premier to be necessary or desirable in connection with the surrender of the Certificate(s).

        ATTENTION:    IN ORDER FOR THE EXCHANGE AGENT TO DELIVER THE MERGER CONSIDERATION TO WHICH YOU ARE ENTITLED TO RECEIVE FOR YOUR SHARES ON OR ABOUT ONE BUSINESS DAY FOLLOWING THE CLOSING DATE OF THE MERGER, THE EXCHANGE AGENT MUST RECEIVE YOUR CERTIFICATE(S) REPRESENTING YOUR SHARES, ALONG WITH THIS LETTER OF ELECTION AND TRANSMITTAL, PROPERLY COMPLETED AND EXECUTED, NO LATER THAN AT LEAST FIVE BUSINESS DAYS PRIOR TO THE CLOSING DATE (THE "PRE-CLOSING DEADLINE"), WHICH CLOSING DATE IS ANTICIPATED TO BE                        , 2015. If you deliver your Certificate(s) and properly completed and executed Letter of Election and Transmittal after the Pre-Closing Deadline and the Merger is consummated, then the Exchange Agent will promptly deliver to you the Merger Consideration that you are entitled to receive for your Shares no later than five (5) business days after receiving the Certificate(s) and the completed and executed Letter of Election and Transmittal, however, you will not be entitled to elect the form of consideration that you receive.

        In the event the closing of the Merger is delayed beyond the anticipated closing date, the Exchange Agent will retain your Certificate(s) representing your Shares, along with your Letter of Election and Transmittal until the earlier to occur of (i) the closing of the Merger and (ii) the termination of the Merger Agreement. If you deliver your Certificate(s) to the Exchange Agent and the Merger is not completed, the Exchange Agent will promptly return your Certificate(s) to you at the address you provided to the Exchange Agent in this Letter of Election and Transmittal.

 ELECTION
(See Instruction 1)

        IN ORDER FOR YOUR ELECTION TO BE EFFECTIVE, A PROPERLY COMPLETED AND EXECUTED LETTER OF ELECTION AND TRANSMITTAL MUST BE SUBMITTED TO THE EXCHANGE AGENT ON OR BEFORE 5:00 P.M., PACIFIC TIME, ON                , 2015 (THE "ELECTION DEADLINE").

☐	CHECK HERE TO ELECT TO RECEIVE CASH FOR ALL SHARES SURRENDERED, SUBJECT TO ADJUSTMENT AND PRORATION.
☐	CHECK HERE TO ELECT TO RECEIVE SHARES OF PACIFIC PREMIER COMMON STOCK FOR ALL SHARES SURRENDERED, SUBJECT TO ADJUSTMENT AND PRORATION AND THE PAYMENT OF CASH IN RESPECT OF FRACTIONAL SHARES.
☐

CHECK HERE TO EXCHANGE SOME SHARES SURRENDERED FOR CASH AND THE REMAINDER FOR SHARES OF PACIFIC PREMIER COMMON STOCK, SUBJECT TO ADJUSTMENT AND PRORATION AND THE PAYMENT OF CASH IN RESPECT OF FRACTIONAL SHARES.

Number of Shares tendered for cash: †
† All remaining Shares tendered will be exchanged for shares of Pacific Premier common stock.
☐	CHECK HERE IF YOU DO NOT WISH TO MAKE AN ELECTION AS TO THE TYPE OF MERGER CONSIDERATION TO BE RECEIVED IN EXCHANGE FOR THE SURRENDERED SHARES.

Method of delivery of the Certificate(s) is at the option and risk of the owner thereof. See Instruction 2.

This completed and executed signed Letter of Election and Transmittal (including the Substitute Form W-9), together with the Certificate(s), must be delivered to the Exchange Agent by U.S. mail in the enclosed pre-addressed envelope or by hand, overnight delivery or other delivery service to the address below. Please note that the Certificate(s) must still be sent to the Exchange Agent in order to receive the Merger Consideration. See Instruction 2.

If delivering by U.S. mail:	If delivering by hand, express mail, courier, or any other expedited service:

American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219
For assistance call the Exchange Agent at (877) 248-6417 or (718) 921-8317

  SPECIAL PAYMENT INSTRUCTIONS

              Complete ONLY if the shares of Pacific Premier common stock and check(s) for the cash portion of the Merger Consideration are to be issued in a name which differs from the name on the Certificate(s). Issue to:

Name:
Address:

  (Please also complete Substitute Form W-9 on the reverse AND see instructions regarding signature guarantee. See Instructions 4, 5, 6 and 9)

  SPECIAL DELIVERY INSTRUCTIONS

              Complete ONLY if the shares of Pacific Premier common stock and check(s) for the cash portion of the Merger Consideration are to be mailed to some address other than the address reflected above. See Instructions 5 and 6. Mail to:

Name:
Address:

YOU MUST SIGN IN THE BOX BELOW AND FILL OUT AND SIGN THE SUBSTITUTE FORM W-9 ATTACHED HERETO

  SIGNATURE(S) REQUIRED
  Signature(s) of Registered Holder(s) or Agent

              Must be signed by the registered holder(s) EXACTLY as name(s) appear(s) on the Certificate(s). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation acting in a fiduciary or representative capacity, or other person, please set forth full title. See Instructions 3, 4 and 10.

Registered Holder

Registered Holder

Title, if any

  Date:

  Phone No.:

  SIGNATURE(S) GUARANTEED (IF REQUIRED)

              Unless the Certificate(s) is (are) tendered by the registered holder(s) of Shares, or for the account of a participant in the Securities Transfer Agent's Medallion Program ("STAMP"), Stock Exchange Medallion Program ("SEMP") or New York Stock Exchange Medallion Signature Program ("MSP") (an "Eligible Institution"), the signature(s) must be guaranteed by an Eligible Institution. See Instruction 4.

Authorized Signature

Name of Firm

Address of Firm—Please Print

 INSTRUCTIONS FOR SURRENDERING CERTIFICATES

(Please read carefully the instructions below)

        1.    Election Procedure; Revocation or Change of Election.    The "Election" section hereof must be completed if you desire to elect the type of Merger Consideration to be received in exchange for the Shares being tendered hereby. Please note that, as described in the proxy statement/prospectus, there is a limit on the aggregate amount of cash and number of shares of Pacific Premier common stock available pursuant to the Merger Agreement and if Independence shareholders request in the aggregate more than these maximum amounts, proration will occur. If an election is not properly made, the tendered Shares will be deemed to have been tendered without an election. Any election (whether actual or deemed) or tender of Share(s) may be withdrawn or changed by written notice to the Exchange Agent only if such written notice is actually received by the Exchange Agent at or prior to the Election Deadline.

        2.    Method of Delivery:    Your Certificate(s) and the Letter of Election and Transmittal must be sent or delivered to the Exchange Agent. Do not send your Certificate(s) and/or the Letter of Election and Transmittal to Independence, Pacific Premier or any third party other than the Exchange Agent. The method of delivery of the Certificate(s) to be surrendered to the Exchange Agent at the address set forth on the front of this Letter of Election and Transmittal is at the option and risk of the surrendering shareholder. Delivery will be deemed effective only when received by the Exchange Agent. If the Certificate(s) are sent by mail, it is recommended that you use registered mail with return receipt requested and obtain proper insurance for your Certificate(s).

        3.    Payment in the Same Name:    If the shares of Pacific Premier common stock and the check(s) for the cash portion of the Merger Consideration are to be issued in the same name as the surrendered Certificate(s) is (are) registered, the Letter of Election and Transmittal should be completed and signed exactly as the surrendered Certificate(s) is (are) registered. Do not sign the Certificate(s). Signature guarantees are not required if the Certificate(s) surrendered herewith is (are) submitted by the registered owner of such Shares who has not completed the section entitled "Special Payment Instructions" or are for the account of an Eligible Institution. If any of the Shares covered by the Certificate(s) surrendered hereby are owned by two or more joint owners, all such owners must sign this Letter of Election and Transmittal exactly as written on the face of the Certificate(s). If any Shares covered by the Certificate(s) surrendered hereby are registered in different names on multiple Certificates, it will be necessary to complete, sign and submit as many separate Letters of Election and Transmittal as there are different registrations. Letters of Election and Transmittal executed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary capacity who are not identified as such in the registration must be accompanied by proper evidence of the signer's authority to act.

        4.    Payment in Different Name:    If the section entitled "Special Payment Instructions" is completed, then signatures on this Letter of Election and Transmittal must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity that is an Eligible Institution. If the surrendered Certificate(s) is (are) registered in the name of a person other than the signer of this Letter of Election and Transmittal, or if payment is to be made to a person other than the signer of this Letter of Election and Transmittal, or if the payment is to be made to a person other than the registered owner(s), then the surrendered Certificate(s) must be endorsed or accompanied by duly executed stock powers, in either case signed exactly as the name(s) of the registered owners appear on such Certificate(s) or stock power(s), with the signatures on the Certificate(s) or stock power(s) guaranteed by an Eligible Institution as provided herein.

        5.    Special Payment and Delivery Instructions:    Indicate the name and address to which the shares of Pacific Premier common stock and the check(s) for the cash portion of the Merger Consideration are to be sent if different from the name and/or address of the person(s) signing this Letter of Election and Transmittal. If Special Payment Instructions have been completed, a Substitute Form W-9 must also be completed for the person named therein, and that person will be considered the record owner.

        6.    Book -Entry Issuance of Shares of Pacific Premier Common Stock; Transfers to Brokerage Accounts:    Shares of Pacific Premier common stock issued as part of the Merger Consideration will be issued in book-entry form. Statements evidencing the book-entry shares of Pacific Premier common stock will be issued and delivered as provided in Instructions 3, 4 and 5 above. These statements will include instructions for transferring book-entry shares of Pacific Premier common stock to brokerage accounts. Physical stock certificates representing shares of Pacific Premier common stock will not be issued. If you would like to receive physical stock certificates representing shares of Pacific Premier common stock, please contact the Exchange Agent.

        7.    Timing for Delivery:    IN ORDER FOR THE EXCHANGE AGENT TO DELIVER THE MERGER CONSIDERATION TO WHICH YOU ARE ENTITLED TO RECEIVE FOR YOUR SHARES ON OR ABOUT ONE BUSINESS DAY FOLLOWING THE CLOSING DATE OF THE MERGER, THE EXCHANGE AGENT MUST RECEIVE YOUR CERTIFICATE(S) REPRESENTING YOUR SHARES, ALONG WITH THIS LETTER OF ELECTION AND TRANSMITTAL, PROPERLY COMPLETED AND EXECUTED, NO LATER THAN THE PRE-CLOSING DEADLINE, WHICH IS FIVE (5) BUSINESS DAYS PRIOR TO THE CLOSING DATE, WHICH CLOSING DATE IS ANTICIPATED TO BE            , 2015. If you deliver your Certificate(s) and properly completed and executed Letter of Election and Transmittal after the Pre-Closing Deadline and the Merger is consummated, then the Exchange Agent will promptly deliver to you the Merger Consideration that you are entitled to receive, but in no event later than five (5) business days after receiving the Certificate(s) and the completed and executed Letter of Election and Transmittal.

        In the event the closing of the Merger is delayed beyond the anticipated closing date, the Exchange Agent will retain your Certificate(s) representing your Shares, along with your Letter of Election and Transmittal until the earlier to occur of (i) the closing of the Merger and (ii) the termination of the Merger Agreement. If you deliver your Certificate(s) to the Exchange Agent and the Merger is not completed, the Exchange Agent will promptly return your Certificate(s) to you at the address you provided to the Exchange Agent in this Letter of Election and Transmittal.

        8.    Letter of Election and Transmittal Required; Surrender of Certificate(s); Lost Certificate(s):    You will not receive your shares of Pacific Premier common stock or check(s) for the cash portion of the Merger Consideration unless and until you deliver this Letter of Election and Transmittal, properly completed and duly executed, to the Exchange Agent, together with the Certificate(s) and any required accompanying evidences of authority. If your Certificate(s) has (have) been lost, stolen, misplaced or destroyed, contact the Exchange Agent for instructions at (877) 248-6417 or (718) 921-8317 prior to submitting your Certificate(s) for exchange. Any Independence shareholder who has lost any Certificate(s) should make arrangements (which may include the posting of a bond or other satisfactory indemnification and an affidavit of loss) to replace the lost Certificate(s). Such arrangements should be made with Exchange Agent.

        9.    Substitute Form W-9:    Under the federal income tax law, a non-exempt shareholder is required to provide the Exchange Agent with such shareholder's correct Taxpayer Identification Number ("TIN") on the enclosed Substitute Form W-9. If the Certificate(s) is (are) in more than one name or is (are) not in the name of the actual owner, consult the enclosed Substitute Form W-9 guidelines for additional guidance on which number to report. Failure to provide the information on the form may subject the surrendering shareholder to 28% backup withholding on the payment of any cash. The surrendering shareholder must check the box in Part 4 if a TIN has not been issued and the shareholder has applied for a number or intends to apply for a number in the near future. If a TIN has been applied for and the Exchange Agent is not provided with a TIN before payment is made, the Exchange Agent will withhold 28% on all payments to such surrendering shareholders of any cash consideration due for their Shares. Please review the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional details on what TIN to give the Exchange Agent.

        10.    Stock Transfer Taxes.    If payment is to be made to any person other than the registered holder, or if the surrendered Certificate(s) is (are) registered in the name of any person other than the person(s) signing the Letter of Election and Transmittal, the amount of any stock transfer taxes (whether imposed on the registered holder or such person) payable as a result of the transfer to such person will be deducted from the payment for such securities if satisfactory evidence of the payment of such taxes, or exemption therefrom, is not submitted. Except as provided in this Instruction 10, it will not be necessary for transfer tax stamps to be affixed to the Certificate(s).

        All questions as to the validity, form and eligibility of any surrender of any Certificate(s) will be determined by the Exchange Agent and Pacific Premier and such determination shall be final and binding. The Exchange Agent and Pacific Premier reserve the right to waive any irregularities or defects in the surrender of any Certificate(s). A surrender will not be deemed to have been made until all irregularities have been cured or waived.

PAYER'S NAME: American Stock Transfer & Trust Company, LLC

SUBSTITUTE FORM W-9 Department of the Treasury Internal Revenue Service (IRS)	Part 1—PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW	Social Security Number (SSN) OR Employer Identification Number (EIN)

Part 2—FOR PAYEES EXEMPT FROM BACKUP WITHHOLDING (See Page 2 of enclosed Guidelines)

Payer's Request for Taxpayer Identification Number (TIN) and Certification	Part 3—Certification Under Penalties of Perjury, I certify that:		Part 4—Awaiting TIN ☐
	(1)	The number shown on this form is my correct TIN (or I am waiting for a TIN to be issued to me),
(2)
I am not subject to backup withholding either because I have not been notified by the IRS that I am subject to backup withholding as a result of failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding and
	(3)	I am a U.S. person (including a U.S. resident alien).

Certification instructions—You must cross out item (2) in Part 3 above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you are subject to backup withholding you receive another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out item (2).
SIGNATURE

DATE

NAME

ADDRESS

CITY

STATE

ZIP CODE

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECK THE BOX IN PART 4 OF SUBSTITUTE FORM W-9

PAYER'S NAME: American Stock Transfer & Trust Company, LLC

CERTIFICATE OF AWAITING TIN

            I certify, under penalties of perjury, that a TIN has not been issued to me, and either (a) I have mailed or delivered an application to receive a TIN to the appropriate IRS Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a TIN before payment is made, a portion of such reportable payment will be withheld.

Signature	Date

NOTE:    FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF A PORTION OF ANY PAYMENT MADE TO YOU PURSUANT TO THE MERGER AGREEMENT. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

 IMPORTANT TAX INFORMATION

        Under current U.S. federal income tax law, a shareholder who tenders one or more Certificates that are accepted for exchange may be subject to backup withholding. In order to avoid such backup withholding, the shareholder must provide the Exchange Agent with such shareholder's correct TIN and certify that such shareholder is not subject to such backup withholding by completing the Substitute Form W-9 provided herewith. In general, if a shareholder is an individual, the TIN is the SSN of such individual. If the Exchange Agent is not provided with the correct TIN, the shareholder may be subject to a $50 penalty imposed by the IRS. For further information concerning backup withholding and instructions for completing the Substitute Form W-9 (including how to obtain a TIN if you do not have one and how to complete the Substitute Form W-9 if the Certificate(s) is (are) held in more than one name), consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

        Certain shareholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order to satisfy the Exchange Agent that a foreign individual qualifies as an exempt recipient, such shareholder must submit a statement, signed under penalties of perjury, attesting to that individual's exempt status, on a properly completed Form W-8BEN, or successor form. Such statements can be obtained from the Exchange Agent.

        Failure to complete the Substitute Form W-9 will not, by itself, cause the Certificate(s) to be deemed invalidly tendered, but may require the Exchange Agent to withhold a portion of the amount of any payments made pursuant to the Merger Agreement. Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is furnished to the IRS.

        NOTE: FAILURE TO COMPLETE AND RETURN THE SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF A PORTION OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE MERGER AGREEMENT. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

 GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

        Guidelines for Determining the Proper Identification Number to Give the Payer—SSNs have nine digits separated by two hyphens: i.e., 000-00-0000. EINs have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

For this type of account:			Give the SSN of—	For this type of account:		Give the EIN of—

1.	An individual's account		The individual	8.	Sole proprietorship account	The owner(4)
2.	Two or more individuals (joint account)		The actual owner of the account or, if combined funds, the first individual on the account(1)	9	A valid trust, estate or pension trust	The legal entity(5)
3.	Husband and wife (joint account)		The actual owner of the account or, if joint funds, the first individual on the account(1)	10.	Corporate account	The corporation
4.	Custodian account of a minor (Uniform Gift to Minors Act)		The minor(2)	11.	Religious, charitable, or educational organization account	The organization
5.	Adult and minor (joint account)		The adult or, if the minor is the only contributor, the minor(1)	12.	Partnership account held in the name of the business	The partnership
6.	Account in the name of guardian or committee for a designated ward, minor, or incompetent person		The ward, ,minor, or incompetent person(3)	13.	Association, club, or other tax-exempt organization	The organization
7.	a.	The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)	14.	broker or registered nominee	The broker or nominee
	b.	So-called trust account that is not a legal or valid trust under state law	The actual owner(1)	15.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)
List first and circle the name of the person whose number you furnish. If only one person on a joint account has a SSN, that person's number must be furnished.

(2)
Circle the minor's name and furnish the minor's SSN.

(3)
Circle the ward's, minor's or incompetent person's name and furnish such person's SSN.

(4)
You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your SSN or EIN (if you have one).

(5)
List first and circle the name of the legal trust, estate, or pension trust. Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.

Note:	If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

 GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

        If you do not have a TIN or if you do not know your number, obtain Form SS-5, Application for Social Security Card, or Form SS-4, Application for EIN, at the local office of the Social Security Administration or the IRS and apply for a number. Section references in these guidelines refer to sections under the Internal Revenue Code of 1986, as amended.

        Payees specifically exempted from backup withholding include:

  •
  An organization exempt from tax under Section 501(a), an individual retirement account (IRA), or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2).

  •
  The U.S. or a state thereof, the District of Columbia, a possession of the U.S., or a political subdivision or wholly-owned agency or instrumentality of any one or more of the foregoing.

  •
  An international organization or any agency or instrumentality thereof.

  •
  A foreign government or any political subdivision, agency or instrumentality thereof.

        Payees that may be exempt from backup withholding include:

  •
  A corporation.

  •
  A financial institution.

  •
  A dealer in securities or commodities required to register in the U.S., the District of Columbia, or a possession of the U.S.

  •
  A real estate investment trust.

  •
  A common trust fund operated by a bank under Section 584(a).

  •
  An entity registered at all times during the tax year under the Investment Company Act of 1940, as amended.

  •
  A middleman known in the investment community as a nominee or custodian.

  •
  A futures commission merchant registered with the Commodity Futures Trading Commission.

  •
  A foreign central bank of issue.

  •
  A trust exempt from tax under Section 664 or described in Section 4947.

        Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

  •
  Payments to nonresident aliens subject to withholding under Section 1441.

  •
  Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident alien partner.

  •
  Payments of patronage dividends where the amount received is not paid in money.

  •
  Payments made by certain foreign organizations.

  •
  Section 404(k) payments made by an employee stock ownership plan.

        Payments of interest not generally subject to backup withholding include the following:

  •
  Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct TIN to the payer.

  •
  Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

  •
  Payments described in Section 6049(b)(5) to nonresident aliens.

  •
  Payments on tax-free covenant bonds under Section 1451.

  •
  Payments made by certain foreign organizations.

  •
  Mortgage or student loan interest paid to you.

        Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TIN, WRITE "EXEMPT" IN PART 2 OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

        Certain payments other than interest, dividends, and patronage dividends, which are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Sections 6041,6041A, 6045, 6050A and 6050N.

        Privacy Act Notice.—Section 6109 requires most recipients of dividend, interest, or certain other income to give TINs to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. The IRS may also provide this information to the U.S. Department of Justice for civil and criminal litigation and to cities, states and the District of Columbia to carry out their tax laws. The IRS may also disclose this information to other countries under a tax treaty, or to federal and state agencies to enforce federal nontax criminal laws and to combat terrorism. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold a portion of taxable interest, dividend, and certain other payments to a payee who does not furnish a TIN to a payer. Certain penalties may also apply.

QuickLinks

LETTER OF ELECTION AND TRANSMITTAL To Accompany Certificates for Shares of Common Stock of INDEPENDENCE BANK
ELECTION (See Instruction 1)
INSTRUCTIONS FOR SURRENDERING CERTIFICATES
(Please read carefully the instructions below)
IMPORTANT TAX INFORMATION
GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9
GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 Page 2